UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                November 30, 1999
                                -----------------



                              MEDCO RESEARCH, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                       0-13948                       95-3318451
     --------                       -------                       ----------
  (State or other            (Commission File No.)              (IRS Employer
  jurisdiction of                                            Identification No.)
  of incorporation)


7001 Weston Parkway, Suite 300 Cary, NC            27513
---------------------------------------            -----
(Address of principal executive offices)         (Zip code)


Registrant's telephone number, including area code:(919)653-7001
                                                   -------------

ITEM 5.  Other Events.

On  November  30,  1999,  Medco  Research,  Inc.  (the  "Company"),  a  Delaware
corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement") with King Pharmaceuticals, Inc. ("Acquiror"), a Tennessee corporation, and Merlin Acquisition I Corp. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of Acquiror.

Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the "Merger") at the effective time of the Merger, and the Company will become a wholly owned subsidiary of Acquiror. At the effective time of the Merger, each outstanding share of common stock of the Company ("Company Common Stock"), other than shares of Company Common Stock to be canceled in accordance with the Merger Agreement, will be converted into the right to receive a portion of a share of common stock of Acquiror ("Acquiror Common Stock") equal to the exchange ratio, which is as follows:

            (a) if the average of the reported closing per share prices of Acquiror Common Stock on NASDAQ (or the last bid price in the absence of a trade) during the 20 consecutive trading days ending with and including the third trading day immediately preceding the date of the meeting of stockholders of the Company called to vote on the Merger (the "Average Closing Price") is greater than $49.87, the exchange ratio shall be the quotient obtained by dividing $34.00 by the Average Closing Price, rounded to the nearest 1/10,000;

            (b)         if the Average Closing Price of Acquiror Common Stock is
                        (a) less than or equal to $49.87 and (b) greater than or equal to $33.00, the exchange ratio shall be 0.6818; and

            (c) if the Average Closing Price of Acquiror Common Stock is less than $33.00, the exchange ratio shall be the quotient obtained by dividing $22.50 by the Average Closing Price of Acquiror Common Stock, rounded to the nearest 1/10,000.

In addition, Acquiror will assume outstanding options exercisable for Company Common Stock.

The  Merger is  intended  to be a  tax-free  reorganization  under the  Internal
Revenue Code of 1986, as amended, and is intended to be accounted for as a pooling-of-interests. The Merger is subject to approval by the stockholders of the Company, regulatory approvals and other closing conditions.

Also on November 30, 1999, the Company entered into a Stock Option Agreement with Acquiror (the "Stock Option Agreement") pursuant to which the Company granted an option to Acquiror to purchase up to 2,339,692 shares of Company Common Stock at a price of $30.00 per share upon the occurrence of certain events related to termination of the Merger Agreement. In addition, on November 30, 1999, certain affiliates of the Company entered into voting agreements pursuant to which such affiliates agreed to vote all shares of Company Common Stock owned by them in favor of the Merger.

The foregoing summary of certain principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is hereby incorporated by reference herein.

A copy of the press release issued by the Company on December 1, 1999 is attached hereto as Exhibit 2.2 and is hereby incorporated by reference herein.

A registration statement on Form S-4 (the "S-4 Registration Statement") relating to the Acquiror Common Stock to be issued in connection with the Merger and containing the proxy statement relating to the vote of the Company's stockholders on the Merger was filed with the Securities and Exchange Commission ("SEC") on December 10, 1999. The Acquiror Common Stock may not be offered, nor may offers to acquire such Stock be accepted, prior to the time the S-4 Registration Statement becomes effective. This Report shall not constitute an offer to sell or the solicitation of an offer to buy any Acquiror Common Stock or any other security, and shall not constitute the solicitation of any vote with respect to the Merger.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the Merger as scheduled, if at all, and those associated with the ability of the Acquiror, subsequent to the Merger, to achieve the anticipated benefits of the Merger. Actual results and developments may differ materially from those described or incorporated by reference in this Report. For more information about Acquiror and the Company and risks arising when investing in Acquiror and the Company, investors are directed to the S-4 Registration Statement and Acquiror's and the Company's most recent report, on Form 10-K and on Form 10-Q as filed with the SEC.


ITEM 7.  Financial Statements and Exhibits.

         (a)      Financial statements of businesses acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c)  Exhibits.

                  2.1 Agreement and Plan of Merger, dated November 30, 1999, by and between King Pharmaceuticals, Inc., a Tennessee corporation ("Acquiror"), and Medco
                           Research,   Inc.   (the   "Company"),    a   Delaware
                           corporation.

                  2.2 Stock Option Agreement, dated November 30, 1999, by and between Acquiror and the Company.

                  2.3      Press  Release of the  Company,  issued  December  1,
                           1999.


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  MEDCO RESEARCH, INC.



                                             By:  /s/ Glenn C. Andrews
                                                -----------------------------
                                                  Glenn C. Andrews
                                                  Executive Vice President
                                                  and Chief Financial Officer

Dated: December 14, 1999